Exhibit 10.1

[Form of Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and each Initial Stockholder]

                               , 2007

Arcade Acquisition Corp.
c/o Arcade Partners, LLC
62 La Salle Road, Suite 304
West Hartford, Connecticut 06107

Morgan Joseph & Co. Inc.
600 Fifth Avenue, 19th Floor
New York, New York 10020

Re:          Initial Public Offering

Gentlemen:

The undersigned stockholder, officer and director of Arcade Acquisition Corp. (“Company”), in consideration of Morgan Joseph & Co. Inc. (“Morgan Joseph”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 12 hereof):

1.             If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares and will vote all shares of Common Stock of the Company acquired by him in the IPO or aftermarket in favor of any Business Combination negotiated by the officers of the Company.

2.             In the event that the Company fails to consummate a Business Combination within 24 months from the effective date (“Effective Date”) of the registration statement relating to the IPO, the undersigned will (i) cause the Trust Account (as defined in the Letter of Intent) to be liquidated and distributed to the holders of IPO Shares and (ii) take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account (as defined in the Letter of Intent) and any remaining net assets of the Company as a result of such liquidation with respect to his Insider Shares (“Claim”) and will not seek recourse against the Trust Account for any reason whatsoever. In the event of the liquidation of the Trust Account, the undersigned agrees to indemnify and hold harmless the Company jointly and severally with [Jonathan Furer, John Chapman, the Asif Rahman Trust, the Deena Rahman Trust, the Rahman Family Trust and Arcade Acquisition Investors, LLC,] against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any third party if such third party did not execute a valid and enforceable waiver of claims against the Trust Account, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account. The foregoing section is not for the benefit of any third party beneficiaries of the Company and does not create any contract right in favor of any person other than the Company.

3.             In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees (i) not to become an officer, director or principal shareholder of entities, including but not limited to blank check companies, which are engaged in, or in the event of a Business Combination, will be engaged in, business activities similar to those intended to be conducted by the Company until the earlier of completion of a business combination or the Company’s dissolution, and (ii) to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

4.             The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. and is reasonably acceptable to Morgan Joseph, that the Business Combination is fair to the Company’s stockholders from a financial perspective.

5.             Prior to a Business Combination, neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company. Notwithstanding the foregoing to the contrary, the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination and commencing on the Effective Date, Arcade Partners, LLC, an affiliate of the undersigned and the Company’s other executive officers and directors (“Related Party”), shall be allowed to charge the Company $7,500 per month to compensate it for the Company’s use of the Related Party’s office space and certain administrative support and services.

6.             Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7.             The undersigned will escrow his Insider Shares for the period commencing on the Effective Date and terminating one year following completion of a Business Combination subject to the terms of a Securities Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.  The undersigned shall cause Arcade Acquisition Investors, LLC to escrow its founding director warrants purchased in a private placement concurrent with the IPO until consummation of a Business Combination, subject to the terms of a Securities Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8.             The undersigned agrees to be [insert applicable executive office held] of the Company and a member of the Company’s board of directors until the earlier of the consummation by the

Company of a Business Combination or the liquidation of the Company; provided, however, the undersigned is not obligated to contribute a minimum number of hours per week to the Company’s business or operations.  The undersigned acknowledges that the foregoing does not interfere with or limit in any way the right of the Company to terminate the undersigned’s employment at any time (subject to other contractual rights the undersigned may have) nor confer upon the undersigned any right to continue in the employ of Company.  The undersigned’s biographical information furnished to the Company and Morgan Joseph and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and Morgan Joseph and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

(a)           he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)           he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c)           he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9.             The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as the [insert applicable executive office held] of the Company and a member of the Company’s board of directors.

10.           The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Morgan Joseph and its legal representatives or agents (including any investigative search firm retained by Morgan Joseph) any information they may have about the undersigned’s background and finances (“Information”).  Neither Morgan Joseph nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

11.           This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Loeb & Loeb LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Morgan Joseph and appoint a substitute agent acceptable to each of the Company and Morgan Joseph within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

12.           As used herein, (i) a “Business Combination” shall mean a merger, stock exchange, asset acquisition or other similar business combination, or control through contractual arrangements, of an operating business; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the IPO; and (v) “Trust Account” shall mean the trust account established by the Company at the consummation of the IPO and into which a certain amount of the net proceeds of the IPO is deposited.

ARCADE ACQUISITION CORP.

By:

INSIDER

[ ]

EXHIBIT A

[Insider biographical information]

EXHIBIT B

[Insider questionnaire]